Exhibit 10.42
Marathon Petroleum Corporation Deferred Compensation Plan For Non-Employee Directors

(As Amended and Restated Effective November 15, 2024)

1.Purpose; General
The purpose of the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is to attract and retain the services of non-employee Directors by providing them with opportunities to defer the receipt of income relating to Retainer Fees and Director Stock Awards, thereby furthering the interests of the Corporation and its shareholders.
The Plan does not authorize or contemplate any additional Shares beyond the Shares authorized under the Marathon Petroleum Corporation 2021 Incentive Compensation Plan (the “2021 ICP”, as such plan may be amended from time to time), as well as successor or predecessor incentive compensation plans of the Corporation of such type pursuant to which stock units and other similar equity awards are or were granted to Participants (in each case, with respect to the awards granted thereunder, the “Applicable Equity Plan”), and which were deferred under the Plan (including prior versions of the Plan). Except where the context otherwise requires, references in the Plan to the Applicable Equity Plan are to the 2021 ICP.
Unless otherwise defined in this Plan document, capitalized terms used in the Plan shall have the meanings assigned to them in the Applicable Equity Plan.
The Plan is intended to conform to the requirements of Code Section 409A and shall be administered and construed in accordance with such requirements.
2.Definitions
As used in the Plan (including Deferral Election Forms), the following terms shall have the following meanings (and the singular includes the plural, unless the context clearly indicates otherwise):
(a)“Annual Director Award Date” means the first business day after the date of the annual meeting of shareholders of the Corporation.
(b)“Annual Director Stock Award” means an annual grant of Common Stock Units as provided in Section 6 of this Plan, as amended from time to time. The initial Annual Stock Award will be made to eligible Participants on the first business day after the 2025 annual meeting of shareholders of the Corporation.
(c)“Applicable Dollar Amount” means the amount in United States Dollars of the value of a Director’s Annual Director Stock Award as determined from time to time by the Committee.
(d)“Award Fair Market Value” means average daily closing price of a share of Common Stock in the 30 calendar days preceding the Annual Director Award Date; provided, however, that the Committee may specify an alternate definition of Award Fair Market Value to be used in the grant of a Director Stock Award.
(e)“Beneficiary” or “Beneficiaries” means a person or persons or other entity designated on a beneficiary designation form by a Participant as allowed in this Plan to receive Deferred Benefit payments. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant’s Beneficiary is the Participant’s surviving spouse or, if there is no surviving spouse, the Participant’s estate. A Participant may use a beneficiary designation form (in the form and manner acceptable to the Committee) to designate one or more Beneficiaries for all of the Participant’s Deferred Benefit; such designations are revocable.
(f)“Board” means the Board of Directors of the Corporation.
(g)“Code” means the Internal Revenue Code of 1986 as amended.
(h)“Code Section 409A” means Section 409A of the Code and the regulations issued thereunder.
(i)“Committee” means the Corporate Governance and Nominating Committee of the Board or such other committee of the Board as the Board may designate to administer the Plan. In the event the Committee has delegated any authority or responsibility under the Plan in accordance with Section 13, the term “Committee” where used herein shall also refer to the applicable delegate.
(j)“Common Stock” means the Shares of the Corporation.
(k)“Common Stock Unit” means a book entry unit equal in value to a share of Common Stock. A Participant shall be credited with one Common Stock Unit for each stock unit or hypothetical share of Common Stock granted pursuant to a Director Stock Award (or any successor stock incentive arrangement).
(l)“Corporation” means Marathon Petroleum Corporation or any successor thereto.
(m)“Deferral Election Form” means a document designated by the Committee for the purpose of allowing a Participant to elect deferrals under Section 3.
(n)“Deferral Year” means the calendar year for which a Participant has elected to defer amounts under this Plan.
(o)“Deferred Benefit” means a Participant’s Deferred Cash Account and Deferred Stock Account under the Plan.
(p)“Deferred Cash Account” means the bookkeeping record established for each Participant to reflect the status of the Participant’s Deferred Cash Benefit, if any, under this Plan. A Deferred Cash Account: (i) is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit; (ii) will be credited with that portion of the Participant’s Retainer Fee deferred as a Deferred Cash Benefit according to a Deferral Election Form; and (iii) will be credited periodically with earnings and losses as provided under Section 5.
(q)“Deferred Cash Benefit” means the amount of Retainer Fees deferred by a Participant under the Plan.
(r)“Deferred Stock Account” means the bookkeeping record established for each Participant to reflect the status of the Participant’s Deferred Stock Benefit, if any, under this Plan. A Deferred

Stock Account is established only for the purpose of measuring Common Stock Units and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Common Stock Units related to a Participant’s Deferred Stock Benefit. A Deferred Stock Account will be credited periodically with additional Common Stock Units that reflect the value of dividends paid on Common Stock pursuant to Section 6.
(s)“Deferred Stock Benefit” means the number of Common Stock Units that are deferred by or on behalf of a Participant under the Plan.
(t)“Directors” means those duly named members of the Board.
(u)“Director Stock Award” means an award of Common Stock Units pursuant to Section 6 of this Plan, as amended from time to time, or, in the discretion of the Committee, any successor or similar stock incentive award.
(v)“Election Date” means the date established by this Plan as the date before which a Participant must submit a valid Deferral Election Form to the Committee. For each Deferral Year, the Election Date is December 31 of the preceding calendar year; provided, however, that the Election Date for newly eligible Directors shall be as provided in Section 3(a). Notwithstanding the foregoing, the Committee may set an earlier date as the Election Date for any Deferral Year. All Election Dates shall be established in conformity with Code Section 409A.
(w)“Participant” means a Director who is not simultaneously an employee of the Corporation.
(x)“Retainer Fee” means that portion of a Participant’s compensation that is fixed and paid without regard to the Participant’s attendance at meetings.
(y)“Separation from Service” has the same meaning as set forth under Code Section 409A.
(z)“Specified Employee” has the same meaning as set forth under Code Section 409A and as determined by the Corporation in accordance with its established policy.
3.Deferral Election
A deferral election is valid when a Deferral Election Form is completed, signed by the Participant, and timely received by the Committee. Deferral elections are governed by the provisions of this Section 3.
(a)No later than each Deferral Year’s Election Date, a Participant may submit a Deferral Election Form to defer until after Separation from Service: (i) the receipt of any portion up to 100% of the Participant’s Retainer Fee for the Deferral Year in the form of a Deferred Cash Benefit; and/or (ii) the receipt of the Participant’s Annual Director Stock Award in the form of a Deferred Stock Benefit. In the event an individual becomes a Director and is first eligible to participate in the Plan during a Deferral Year, such Director shall not be eligible to make a Deferral Election for any Retainer Fee or Annual Director Stock Award for that Deferral Year.
(b)If it does so before the last business day preceding the Deferral Year, the Committee may reject or modify any Deferral Election Form for such Deferral Year and the Committee is not required to state a reason for such action. The Committee’s rejection or modification of any Deferral Election Form must be based upon action taken without regard to any vote of the Participant whose Deferral Election Form is under consideration, and the Committee’s rejections or modifications must be made on a uniform basis with respect to similarly situated Participants.
(c)A Participant may not revoke a Deferral Election Form after the Deferral Year begins. Any writing signed by a Participant expressing an intention to revoke the Participant’s Deferral Election Form before the close of business on the relevant Election Date is a revocation. In the event the Retainer Fee or the Annual Director Stock Award is paid or granted in more than one payment or grant during a Deferral Year, a Participant’s deferral may be taken from such Retainer Fee or Annual Director Stock Award ratably during the applicable Deferral Year or in any other manner determined by the Committee; provided that such deferrals during the Plan year, in the aggregate, reflect the Participant’s deferral election in accordance with Code Section 409A.
4.Effect of No Election
For any Participant who does not submit a valid Deferral Election Form to the Committee by the Election Date for a Deferral Year, the Participant’s Deferral Election Form then in effect shall remain effective for the upcoming Deferral Year. Any Participant who does not submit a valid Deferral Election Form by the Election Date and does not otherwise have a deferral election then in effect may not defer any part of the Participant’s Retainer Fee or Annual Director Stock Award for the Deferral Year.
5.Deferred Cash Benefits
(a)The Deferred Cash Account for each Participant will be credited with deemed investment returns as provided in Section 5(b). Deferred Cash Benefits are credited to the applicable Participant’s Deferred Cash Account as of the day the Retainer Fees would have been paid but for the deferral.
(b)A Participant may select one or more investment options approved by the Committee for the Participant’s Deferred Cash Benefits, and earnings and loses from such investment options will be credited to the Participant’s Deferred Cash Account at periods determined by the Committee. A Participant may change the investment allocation of the Participant’s Deferred Cash Account at any time.
6.Director Stock Awards
(a)Pursuant to the Applicable Equity Plan, the Board is authorized to grant Director Stock Awards to the Participants (such awards constitute “Restricted Stock Unit Awards” and the Common Stock Units for them are “Restricted Stock Units” under the Applicable Equity Plan). The terms, conditions and limitations applicable to such Director Stock Awards are to be determined by the Board. Pursuant to Section 13 of this Plan, the Board has delegated its authority to the Committee.
(b)All Participants shall receive Annual Director Stock Awards under this Plan.
(c)Each Participant shall be granted an Annual Director Stock Award with respect to a number of unvested Common Stock Units, including fractional Common Stock Units, determined by dividing (i) Applicable Dollar Amount by (ii) the Award Fair Market Value of a share of Common Stock on the date of grant. These grants to all Participants shall automatically be made under the Applicable Equity Plan under which awards can then be made on the Annual Director Award Date.
(aa)Notwithstanding any provision in Section 6(c) to the contrary, for an individual who becomes eligible to participate in the Plan in a particular calendar year after the Annual Director Award Date, the number of Common Stock Units for his or her Annual Director Stock Award for that calendar year otherwise determined under Section 6.3 shall be prorated by a factor equal to the number of calendar days remaining from the Annual Director Award Date to the first anniversary of such Annual Director Award Date divided by 365.
(ab)Each Director Stock Award will be credited on or about each Common Stock dividend payment date with additional Common Stock Units, including fractional units, in a quantity equal to the quotient of the dividends payable on the quantity of shares equal to the number of Common Stock Units in the award divided by the value of a share of Common Stock on the date of that payment as determined in accordance with the manner established by the Committee from time to time.
(ac)In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure, the number and kind of Common Stock Units credited to each Participant’s Director Stock Award shall be adjusted accordingly.
(ad)Each Annual Director Stock Award is intended to be in consideration for the Participant’s service as a Director until the one-year anniversary of the Award’s grant date, but will be fully earned on the date of the Award; provided, that the Award will be subject to proration pursuant to Section 7(g) if the Participant has a Separation from Service prior to that anniversary date.
(ae)Participants who are eligible for an Annual Director Stock Award under this Plan may also receive a portion of their equity compensation in the form of awards of partnership units of MPLX LP under the MPLX LP 2018 Incentive Compensation Plan, as such plan may be amended from time to time, as well as any successor incentive compensation plans of MPLX LP, as determined by the Board of Directors of MPLX GP LLC and subject to the terms and conditions of such MPLX LP plan and any applicable MPLX LP award instruments or policies.
7.Distributions; Proration of Certain Awards
(a)Subject to the pro-ration rule in Section 6(g), each Annual Director Stock Award that is not a Deferred Stock Benefit will be distributed in shares of Common Stock and such distribution will correspond to, and be equal to the number of, the Common Stock Units credited to the Participant with respect to such Award under Section 6(e); provided that cash must be paid in lieu of fractional shares of the Common Stock otherwise distributable. The distribution will be made on the first business day following the one-year anniversary of the Grant Date for the Award.
(b)A Deferred Cash Benefit must be distributed in cash.
(c)A Deferred Stock Benefit must be distributed in shares of Common Stock and such distribution will correspond to, and be equal to the number of, the Common Stock Units credited to the

Participant’s Deferred Stock Account; provided that cash must be paid in lieu of fractional shares of the Common Stock otherwise distributable.
(d)Except as otherwise provided in this Section 7, a Participant’s Deferred Benefit shall be paid in a lump sum on the first day of the calendar month following the expiration of 45 days after the Participant’s Separation from Service for any reason other than death.
(e)In the event of a Participant’s Separation from Service on account of death, the Participant’s Deferred Benefit shall be paid to the Participant’s Beneficiary (or Beneficiaries) in a lump sum on the first day of the calendar month following the expiration of 45 days after the Participant’s death.
(f)Distribution of the Deferred Benefit of a Participant who the Committee determines is a Specified Employee shall commence within the 45-day period following the first day of the month following six months after Separation from Service (other than a Separation from Service on account of the death of Participant). In the event of a Separation from Service of a Specified Employee on account of death, payment shall be made pursuant to Section 7(d).
(g)In the event of a Director’s Separation from Service, including on account of death, prior to the one-year anniversary of an Annual Director Stock Award, the Common Stock Units attributable to such Award (and including any amounts credited to the award under Section 6(e)) shall be prorated by a factor equal to the number of days from the Award’s grant date to the date of the Director’s Separation from Service divided by 365, with the result rounded down to the next whole Common Stock Unit. This proration rule applies to the Award whether or not the Award is part of the Participant’s Deferred Stock Account.
8.Transition Rules for Certain Director Stock Awards
To provide the Corporation’s non-employee Directors equity compensation for their Board service from January 1, 2025 through the date of the 2025 annual meeting of shareholders, quarterly Director Stock Awards will be made to those Directors who are Participants on January 1, 2025, and to those Directors who are Participants on April 1, 2025, each of which follows the stock award design in effect as of the date immediately preceding the effective date of this amendment and restatement of the Plan (each a “Transition Period Stock Award”). The Common Stock Units attributable to the April 1, 2025, award shall be prorated by a factor equal to the number of calendar days beginning on April 1, 2025, through the date of the 2025 annual meeting of shareholders divided by 91.
Each Transition Stock Award will automatically be a Deferred Stock Award, will be accounted for in a Participant’s Deferred Stock Account, will be part of the Participant’s Deferred Benefit, and will not be subject to any Deferral Election; provided, that a Participant will be immediately vested in his or her Transition Period Stock Award, i.e., Sections 6(g) and 7(g) shall not apply to a Participant’s Transition Period Stock Award.
9.Corporation’s Obligation
(a)The Plan is unfunded. A Deferred Benefit is at all times solely a contractual obligation of the Corporation. A Participant and the Participant’s Beneficiaries have no right, title or interest in the Participant’s Deferred Benefit or any claim against it. Except according to Section 9(b), the

Corporation will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.
(b)The Corporation may establish a grantor trust and transfer to that trust shares of Common Stock or other assets. The governing trust agreement must require a separate account to be established for each electing Participant. The governing trust agreement must also require that all Corporation assets held in trust remain at all times subject to the Corporation’s creditors.
10.Control by Participant
A Participant has no control over the Participant’s Deferred Benefit except according to the Participant’s Deferral Election Form, Distribution Election Form, and Beneficiary Designation Form.
11.Claims Against Participant’s Deferred Benefit
A Deferred Benefit relating to a Participant under this Plan is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. A Deferred Benefit is not subject to attachment or legal process for a Participant’s debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien or claim against any specific asset of the Corporation. A Participant or the Participant’s Beneficiary has no rights other than as a general creditor. The Plan shall not recognize or give effect to any domestic relations order attempting to alienate, transfer or assign any Deferred Benefits.
12.Amendment or Termination
The Committee may amend or terminate this Plan at any time, provided that such action conforms to the requirements of Code Section 409A.
13.Administration
The Committee shall have the full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan, to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, and to delegate some or all of its authority or responsibilities under this Plan to any other person or entity. The Committee may correct any defect or supply an omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The provisions of this Section 13 are subject to the terms of the Applicable Equity Plan. To the extent any provision of this Plan conflicts with the express terms of the Applicable Equity Plan, the terms of the Applicable Equity Plan shall control and, if necessary, the applicable provisions of this Plan shall be hereby deemed amended so as to carry out the purpose and intent of the Applicable Equity Plan.
14.Notices
Notices and elections under this Plan may be in writing or in electronic format. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail or via electronic delivery to the person at the individual’s last known business address or electronic mail address.

15.Waiver
The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.
16.Construction
This Plan is created, adopted, maintained and governed according to the laws of the state of Delaware. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, the validity or enforceability of any other provision is not affected. Use of one gender includes all, and the singular and plural include each other. This Plan is intended to conform to the requirements of Code Section 409A and shall be interpreted accordingly.
17.Effective Date
The Plan’s original effective date is June 30, 2011. Subsequent to that date, the Plan was amended from time to time, including restatements adopted, effective December 3, 2012, and January 1, 2019. This document sets forth the Plan as amended and restated, effective November 15, 2024.